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                                                            Exhibit 23.4

                          CONSENT OF O'MELVENY & MYERS


The Board of Directors of
California Commercial Bankshares


      We consent to the filing of our tax opinion dated January 17, 1997 and this consent as exhibits to the Registration Statement and to the reference to us under the headings "SUMMARY--Certain Tax Consequences," "THE MERGER--Certain Federal Income Tax Consequences," "SUMMARY--Conditions to the Merger" and "THE MERGER AGREEMENT--Conditions" in the Prospectus.



                                                  /s/ O'Melveny & Myers

Los Angeles, California
May 12, 1997